                                                                  EXHIBIT (23)-1

CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 10, 1998, except for Note 3 as to which the date is September 25, 1998, included in the Proxy Statement of The Banc Corporation that is made a part of the Registration Statement (Amendment No. 2 to Form S-4 No. 333-58493) and Prospectus of The Banc Corporation.




Birmingham, Alabama
September 28, 1998